Bionano Reports Third Quarter 2024 Results and Highlights Recent Business Progress
•Q3 2024 revenue was $6.1 million, which comprises $6.6 million in core product and software sales which is offset by $0.5 million because of a write-down of aged receivables tied to discontinued clinical service products. Q3 2024 revenue represents a 35% decrease from Q3 2023
•Total installed base of 368 optical genome mapping (OGM) systems as of Q3 2024, which represents a 22% increase over Q3 2023
•Sold 7,835 nanochannel array flowcells in Q3 2024, which represents a 27% increase from the number of flowcells sold in Q3 2023
•Conference call today, November 13, 2024, at 4:30 PM ET
SAN DIEGO, November 13, 2024 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the third quarter ended September 30, 2024.
“Our results in the third quarter reflect improving momentum for OGM utilization and sales of flowcells, despite overall revenues coming in below our expectations, again driven by a small number of system orders taking longer than expected to come through. Importantly, cash burn for the quarter was significantly lower than the prior year period, which has been a consistent trend now for several quarters due to our reorganization plan to decrease expenses and is a key element in our shift toward securing revenue and growth from our installed base of customers using OGM and VIA software and away from aggressively growing the installed base, which proved to be costly in the constrained environment for capital expenditures in the market. As a result of the restructuring, we have taken a number of charges, which elevated operating expense, but a substantial amount of that comprises one-time non-cash charges we don’t expect to see to the same degree going forward,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “Indeed, our disciplined and systematic approach to mitigating operational expenses and cash burn has been painful at times, but we believe it is necessary. I am proud of the team’s execution to reduce the overall cash needs of the business as we prepare for new opportunities in the future.”
Q3 2024 Company Highlights
•CPT code implementation and pricing announcement on schedule following the category 1 CPT code approval by the American Medical Association (AMA) in May 2024. The new CPT Code is for the use of OGM in cytogenomic genome-wide analysis to detect structural and copy number variations related to hematological malignancies. The final Clinical Lab Fee Schedule (CLFS) for 2025 is expected to publish before year end.
•Announced a registered direct offering and concurrent private placement of clinical milestone-linked Series A and Series B warrants:
◦Upfront gross proceeds to the Company of approximately $10.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company; funds will be used for general corporate purposes.
◦Potential additional gross proceeds of up to $20.0 million upon the cash exercise (at an exercise price of $0.571 per share and subject to stockholder approval) in full of the Series A and Series B warrants to purchase an aggregate of 35,026,272 shares.
•Adjournment of Special Shareholder Meeting due to lack of Quorum
◦The Special Meeting will reconvene at 10 a.m. (PT) on November 27, 2024 in hopes of reaching the quorum requirements for a meeting. As of October 30th, approximately 2.2 million additional votes were needed to reach a quorum.
•Announced Publication of First Multi-Site Study to Analyze the Utility of OGM in Multiple Myeloma
◦The study conducted by researchers at University of Texas MD Anderson Cancer Center and The Johns Hopkins Hospital, researchers concurrently analyzed 45 PCN samples using karyotype (KT), fluorescence in situ hybridization (FISH), OGM and next-generation sequencing (NGS).
◦OGM uniquely identified complex genomic rearrangements that are associated with cancer proliferation and progression, resulting in a change in prognostication beyond that indicated by traditional cytogenetic analysis in 18% of cases;
◦In at least five cases (11%), OGM’s unique findings provided precise information to predict response to target therapies like BCMA monoclonal antibody, CAR-T, or GPRC5D targeted therapies, which may have therapeutic implications.
◦The study results highlight OGM’s ability to provide researchers with a highly sensitive, accurate genome-wide analysis that can lead to a more comprehensive understanding of genetic subtypes in PCN when compared with FISH and KT.
•Installed base of OGM systems totaled 368 at the end of the third quarter of 2024, which represents a 22% increase over the 301 installed systems reported at the end of the third quarter of 2023.
•7,835 nanochannel array flowcells sold during the third quarter of 2024, which represents a 27% increase over the 6,176 flowcells sold during the third quarter of 2023.

Q3 2024 Financial Results
•Total revenue for the third quarter of 2024 was $6.1 million, a decrease of 35% compared to the third quarter of 2023. Revenues included $6.6 million in sales of core products and software offset by a $0.5 million write-down of aged receivables from Bionano Laboratories clinical service offerings, which were discontinued in March of 2024. The write-down was treated as a reversal of revenue.
•GAAP gross margin for the third quarter of 2024 was (139)%, compared to 30% for the third quarter of 2023. Third quarter 2024 non-GAAP1 gross margin was 26%, compared to 32% for the third quarter of 2023. Third quarter 2024 non-GAAP gross margin excludes $82,000 in stock-based compensation, $139,000 of restructuring expense, and $9.8 million of impairment and disposal of reagent rentals and inventory. Third quarter 2023 GAAP to non-GAAP reconciliation can be found in the reconciliation table accompanying this press release.
•Third quarter 2024 GAAP operating expense was $35.5 million, and $16.1 million on a non-GAAP basis, which is a decrease of 69% and 49%, respectively, from the third quarter of 2023. Non-GAAP operating expense in the third quarter of 2024 excludes restructuring costs, stock-based compensation, and other adjustments as detailed in the reconciliation table accompanying this press release. Third quarter 2023 GAAP to non-GAAP reconciliation can be found in the same table in this release.
•Cash, cash equivalents, available-for-sale securities, and restricted cash were $23.4 million as of September 30, 2024. As of September 30, 2024, $11.4 million was subject to certain restrictions.
•As of September 30, 2024, the aggregate principal amount of senior secured convertible debentures outstanding was $17.0 million.
•Bionano raised net proceeds of approximately $0.1 million from ATM sales during the third quarter. An additional $1.2 million was raised in net proceeds from ATM sales subsequent to the end of the third quarter 2024.
Recent Highlights
•Announced closing of an additional $3.0 million registered direct offering
◦Upfront gross proceeds to the Company of approximately $3.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company; funds will be used for general corporate purposes.
◦Potential additional gross proceeds of up to $6.0 million upon the cash exercise (at an exercise price of $0.3039 per share and subject to stockholder approval) in full of the Series C and Series D warrants to purchase an aggregate of 19,762,226 shares.
•Recent Peer-reviewed highlighted applications of OGM in blood cancers
◦Publication in Blood Cancer Journal by a group of researchers at the Korea College of Medicine in South Korea showing that optical genome mapping (OGM) can resolve rearrangements in the MYC gene in multiple myeloma (MM), which represent highly actionable biomarkers in cancer.
◦Data demonstrated the potential for wider adoption and use of OGM across all blood cancers as an alternative to traditional methods like KT and FISH.

Conference Call & Webcast Details
1Non-GAAP gross margin and operating expense are non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to “Non-GAAP Financial Measures”, and for a reconciliation of non-GAAP cost of revenue and operating expense to cost of revenue and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

Date:	Wednesday, November 13th, 2024
Time:	4:30 p.m. ET
Participant Link:	https://register.vevent.com/register/BIbfce85d5e8e041349340a4c429304de9
Webcast Link:	https://edge.media-server.com/mmc/p/dmabxin9/
Participants may access a live webcast of the call on the Investors page of the Bionano website. A replay of the conference call and webcast will be archived on Bionano’s investor relations website at https://ir.bionano.com/ for at least 30 days.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services. For more information, visit www.bionano.com and www.bionanolaboratories.com .
Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release, which are non-GAAP financial measures. Non-GAAP operating expense excludes from GAAP reported operating expense the following components as detailed in the reconciliation table accompanying this press release: costs directly attributable to the company restructuring, stock-based compensation, amortization of intangibles, change in fair value of contingent consideration and certain deal-related costs. Non-GAAP gross margin excludes from GAAP reported gross margin stock-based compensation and certain restructuring expense as detailed in the reconciliation table accompanying this press release.
Bionano believes that non-GAAP gross margin and non-GAAP operating expense are useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. Bionano uses non-GAAP gross margin and non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis of its operating performance in order to understand, manage and evaluate its business and to make operating decisions. Accordingly, Bionano believes these measures allow for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Bionano in this press release and the accompanying reconciliation table have limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP gross margin and non-GAAP operating expense to gross margin and operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.

Forward-Looking Statements of Bionano Genomics
This press release and accompanying conference call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “expect,” “may,” “plan,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue growth, market development and OGM adoption, including through publications highlighting the utility and applications of OGM; our growth prospects and future financial and operating results; the growth of our installed OGM system base; the sales of our flowcell consumables and the other expectations related thereto; our commercial expectations; the anticipated benefits and success of our collaboration efforts; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; our ability to drive adoption of OGM and our technology solutions; any potential proceeds from the exercise of the Series A, Series B, Series C and Series D warrants; our plans to hold a special meeting of stockholders; our cost savings and strategic productivity initiatives; our expectation of a reduction in non-cash charges in the future; and efforts to extend our cash runway. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; the impact of adverse geopolitical and macroeconomic events, such as recent and potential future bank failures and the ongoing conflicts between Ukraine and Russia and in the Middle East, on our business and the global economy; general market conditions, including inflation and supply chain disruptions; challenges inherent in developing, manufacturing and commercializing our products; our ability to further deploy new products and applications and expand the market for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a “going concern” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; our ability to obtain stockholder approval for the exercise of the Series A, Series B, Series C and Series D warrants; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$8,794,000	$17,948,000
Investments	3,160,000	48,823,000
Accounts receivable, net	5,316,000	9,319,000
Inventory	14,323,000	22,892,000
Prepaid expenses and other current assets	4,387,000	6,019,000
Restricted investments	11,000,000	35,117,000
Total current assets	46,980,000	140,118,000
Restricted cash, net of current portion	400,000	400,000
Property and equipment, net	19,995,000	23,345,000
Operating lease right-of-use asset	2,833,000	5,633,000
Financing lease right-of-use asset	3,351,000	3,503,000
Intangible assets, net	11,045,000	33,974,000
Other long-term assets	2,758,000	7,431,000
Total assets	$87,362,000	$214,404,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,700,000	$10,384,000
Accrued expenses	5,883,000	8,089,000
Contract liabilities	1,195,000	783,000
Operating lease liability	1,956,000	2,163,000
Finance lease liability	263,000	272,000
Purchase option liability (at fair value)	—	8,534,000
Convertible debentures and High Trail notes payable (at fair value)	14,953,000	69,803,000
Total current liabilities	32,950,000	100,028,000
Operating lease liability, net of current portion	1,730,000	3,590,000
Finance lease liability, net of current portion	3,551,000	3,585,000
Contingent consideration	—	10,890,000
Long-term contract liabilities	263,000	154,000
Total liabilities	38,494,000	118,247,000
Stockholders’ equity:
Common stock	9,000	5,000
Preferred Stock	—	—
Additional paid-in capital	720,425,000	677,337,000
Accumulated deficit	(673,100,000)	(581,208,000)
Accumulated other comprehensive income (loss)	1,534,000	23,000
Total stockholders’ equity	48,868,000	96,157,000
Total liabilities and stockholders’ equity	$87,362,000	$214,404,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$6,021,000	$6,456,000	$19,359,000	$18,512,000
Service and other revenue	52,000	2,862,000	3,254,000	6,883,000
Total revenue	6,073,000	9,318,000	22,613,000	25,395,000
Cost of revenue:
Cost of product revenue	14,251,000	5,105,000	23,858,000	13,714,000
Cost of service and other revenue	268,000	1,464,000	1,792,000	4,553,000
Total cost of revenue	14,519,000	6,569,000	25,650,000	18,267,000
Operating expenses:
Research and development	4,717,000	13,785,000	21,329,000	42,331,000
Selling, general and administrative	9,464,000	24,896,000	40,109,000	77,809,000
Goodwill impairment	—	77,280,000	—	77,280,000
Intangible assets and other long-lived assets impairment	19,504,000	—	19,951,000	—
Restructuring costs	1,770,000	—	7,616,000	—
Total operating expenses	35,455,000	115,961,000	89,005,000	197,420,000
Loss from operations	(43,901,000)	(113,212,000)	(92,042,000)	(190,292,000)
Other income (expenses):
Interest income	376,000	730,000	1,876,000	2,122,000
Other income (expense)	(697,000)	(45,000)	(1,694,000)	(334,000)
Total other income (expense)	(321,000)	685,000	182,000	1,788,000
Loss before income taxes	(44,222,000)	(112,527,000)	(91,860,000)	(188,504,000)
Provision for income taxes	(24,000)	(39,000)	(32,000)	(98,000)
Net loss	$(44,246,000)	$(112,566,000)	$(91,892,000)	$(188,602,000)

Bionano Genomics, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP gross margin:
GAAP revenue	$6,073,000	$9,318,000	$22,613,000	$25,395,000
GAAP cost of revenue	14,519,000	6,569,000	25,650,000	18,267,000
GAAP gross profit	(8,446,000)	2,749,000	(3,037,000)	7,128,000
GAAP gross margin %	(139)%	30%	(13)%	28%

Adjusted non-GAAP gross margin:
GAAP revenue	$6,073,000	$9,318,000	$22,613,000	$25,395,000
GAAP cost of revenue	14,519,000	6,569,000	25,650,000	18,267,000
Stock-based compensation expense	(82,000)	(187,000)	(338,000)	(531,000)
COGS restructuring	(139,000)	—	(157,000)	—
Impairment and disposal of reagent rentals and inventory	(9,822,494)	—	(9,822,494)	—
Adjusted non-GAAP cost of revenue	4,475,506	6,382,000	15,332,506	17,736,000
Adjusted non-GAAP gross profit	1,597,494	2,936,000	7,280,494	7,659,000
Adjusted non-GAAP gross margin %	26%	32%	32%	30%

GAAP operating expense
GAAP selling, general and administrative expense	$9,464,000	$24,896,000	$40,109,000	$77,809,000
Stock-based compensation expense	(1,675,000)	(2,556,000)	(5,732,000)	(7,368,000)
Intangible asset amortization	(1,713,000)	(1,792,000)	(5,219,000)	(5,377,000)
Change in fair value of contingent consideration	5,774,000	(310,000)	10,890,000	(2,528,000)
Transaction related expenses	—	(929,000)	—	(929,000)
Adjusted non-GAAP selling, general and administrative expense	11,850,000	19,309,000	40,048,000	61,607,000
GAAP research and development expense	$4,717,000	$13,785,000	$21,329,000	$42,331,000
Stock-based compensation expense	(445,000)	(1,249,000)	(1,730,000)	(3,907,000)
Adjusted non-GAAP research and development expense	4,272,000	12,536,000	19,599,000	38,424,000
GAAP goodwill impairment	$—	$77,280,000	$—	$77,280,000
Goodwill impairment	—	(77,280,000)	—	(77,280,000)
Adjusted non-GAAP goodwill impairment	—	—	—	—
GAAP intangible assets and other long-lived assets impairment	$19,504,000	$—	$19,951,000	$—
Intangible assets, and other long-lived assets impairment	(19,504,000)	—	(19,951,000)	—
Adjusted non-GAAP intangible assets and other long-lived assets impairment	—	—	—	—
GAAP restructuring costs	$1,769,000	$—	$7,616,000	$—
Restructuring costs	(1,769,000)	—	(7,616,000)	—
Adjusted non-GAAP restructuring costs	—	—	—	—
Total adjusted non-GAAP operating expense	$16,122,000	$31,845,000	$59,647,000	$100,031,000